EXHIBIT 10.3

[FORM OF PROMISSORY NOTE]

[$___________]	[__________ __, 2006]

FOR VALUE RECEIVED, Sparta Commercial Services, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to _________________________________ (the “Holder”), without demand, the sum of $___________ on the forty-fifth (45th) calendar day from the date hereof (the “Maturity Date”), together with simple interest at the rate of 10% per annum. Whenever any payment to be made hereunder falls due on a Saturday, Sunday or business holiday in New York, New York, such payment may be made on the next succeeding business day and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

Borrower may prepay this Promissory Note at any time, in whole or in part, with accrued interest to the date of prepayment, and without penalty. All payments on this Promissory Note shall be applied first to the payment of accrued interest and the balance shall be applied to principal.

Borrower may extend the due date by up to forty-five (45) days.

In the event of default on repayment by the Borrower, as penalty, the simple interest rate on the unpaid principal shall be increased to the lower of a rate of 20% per annum or the highest applicable rate allowable under law commencing from the date of default.

Additionally, in the event of default on repayment by the Borrower, the Equity Kicker and the Additional Equity (as both are defined in the Loan Agreement) to be issued to the Lender shall be increased by 50% for each month or portion thereof that such default has not been cured. For purposes of illustration only, assuming that the Equity Kicker is 50,000 shares of the Borrower’s common stock and the Additional Equity is 30,000 shares, then, upon an event of default on repayment by the Borrower, the Equity Kicker and the Additional Equity shall each be increased by 40,000 shares of the Borrower’s common stock for each month or portion thereof that such default is not cured.

Additionally, as penalty, the repayment after default of this Promissory Note shall be collateralized by a Security Interest. Such Security Interest shall mean a continuing security interest in, a lien upon and a right of setoff against, all present and future (i) Accounts (defined as all of Borrower's present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the New York Uniform Commercial Code ("UCC"), including, without limitation, all obligations for the payment of money arising out of our sale of goods or rendition of services), (ii) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower’s deposits (general or special), balances, sums and credits with Lender at any time existing, (iii) all of Borrower’s right, title and interest, and all of Borrower’s rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lien or secured party, guaranties or other contracts of surety ship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance, (iv) all of Borrower’s right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account and all returned, retained or repossessed goods, (v) all deposit accounts, as such term is defined in the UCC, (vi) all books, records, ledger cards, computer programs and other property and general intangibles at any time evidencing or relating to the Accounts (“Records”), (vii) all other general intangibles of every kind and description, including (without limitation) trade names and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, and (viii) all proceeds of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing. The Security Interest shall be subordinate to the rights of any lending institution, any asset-based lending agreement, and any rights and preferences of investors in the Company’s Series A Convertible Preferred Stock. As of the date hereof, Borrower has not granted any security interest to any person. Except pursuant to agreements, terms and conditions with any lending institution, any asset-based lending agreement, any rights and preferences of investors in the Private Placement, and in the ordinary course of business, Borrower agrees not to grant to any person any security interest prior to the Maturity Date.

Any notice herein required or permitted to be given shall be in writing and sent by means of certified or registered mail, express mail, or other overnight delivery service, hand delivery confirmed by signed receipt or facsimile transmission (followed by prompt transmission of the original of such notice by any of the foregoing means) in each case proper postage or other charges pre-paid and addressed or directed to the Holder or to the Borrower as set forth below:

If to the Borrower:
Sparta Commercial Services, Inc.
462 Seventh Ave., 20th Floor
New York, NY 10018
Attn.: President
Fax: 212-239-2666

If to the Holder:
The address set forth in the Signature Page to the Loan Agreement.

Such notice shall be deemed given when actually received. Both the Holder and Borrower may change the address and fax number for notices by service of notice to the other as herein provided.

This Promissory Note shall not be assignable.

Borrower waives demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, and notice of protest.

This Promissory Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws, and shall be enforced in the courts located in New York County in the State of New York.

This Promissory Note, together with the Loan Agreement, is the entire agreement between the parties and neither party is relying on any prior or contemporaneous representation or promise, or any omission of any information, in entering into this Promissory Note.

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be signed in its name by its duly authorized representative on the date first written.

Sparta Commercial Services, Inc.

By:
Anthony L. Havens, President and Chief Executive Officer